Exhibit (m)(3)

                             NORWEST ADVANTAGE FUNDS
                                DISTRIBUTION PLAN
                                    A Shares

                                 October 5, 1998

         This Distribution Plan (the "Plan") is adopted by Norwest Advantage Funds (the "Trust") with respect to the shares of each class (the "Shares") of each of the Funds identified in Appendix A attached hereto (individually a "Fund" and collectively the "Funds") in accordance with the provisions of Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act").

SECTION 1.  DISTRIBUTOR AND DISTRIBUTION RELATED SERVICES

         Forum  Financial  Services,  Inc.  (the  "Distributor")  serves as each
Fund's principal underwriter. The Distributor will provide the Funds with distribution-related services that are primarily intended to result in the sale of Shares, including, but not limited to, compensation of employees of the Distributor, compensation and expenses, including overhead and telephone and other communication expenses, of the Distributor and other broker-dealers, banks and other financial intermediaries that engage in or support the distribution of Shares, the preparation, printing and distribution of prospectuses, statements of additional information, sales literature and advertising materials relating to the Shares, and such other promotional activities in such amounts as each such Distributor deems necessary or appropriate.

SECTION 2.  COMPENSATION

         Each Fund will pay to or on the order of, the Distributor, a distribution services fee at the rate of 0.10% per annum of the daily net assets of the Fund attributable to the Shares. All distribution services fees paid hereunder with respect to a Fund shall, unless expressly required by applicable law, be charged to the operating expenses of the Fund attributable to the Shares. All distribution services fees are being paid to the Distributor in consideration for the distribution services furnished by the Distributor in connection with the distribution of shares of a Fund.

SECTION 3.  PAYMENT TO THE DISTRIBUTOR

         Each Fund shall accrue distribution services fees on a daily basis. The amount of distribution services fees in respect of a Fund shall be determined daily with respect to the Fund. The Trust shall pay the Distributor the accrued and unpaid distribution services fee at least monthly and no later than the 5th day following the end of the calendar month of accrual.

SECTION 4.  ASSIGNMENT

         (a) The Distributor may assign, transfer or pledge ("Transfer") to one or more designees (each an "Assignee"), its rights to all or a designated portion of the distribution services fee relating to any Fund from time to time (but not the Distributor's duties and obligations pursuant hereto or pursuant to any Distribution Agreement), free and clear of any offsets or claims the Trust may have against the Distributor. Each such Assignee's interest in a specific


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designated  portion  of the  distribution  services  fee  relating  to any  Fund transferred in a Transfer is hereafter referred to as an "Assignee's Portion." A Transfer pursuant to this Section 4(a) shall not reduce or extinguish any claims of the Trust against the Distributor.

         (b) The Distributor shall promptly notify the Trust in writing of each such Transfer by providing the Trust with the name and address of each such Assignee and request the Trust to pay such Assignee's Portion to such Assignee. In accordance with such request, the Trust shall pay to such Assignee such Assignee's portion.

         (c) Alternatively, the Distributor may direct the Trust to pay all of the distribution services fee relating to any Fund from time to time to a depository or collection agent designated by any Assignee.

SECTION 5.  NO OTHER PAYMENTS

         No Fund is obligated to pay any expense of distribution in excess of the distribution services fee described herein. The amount of distribution services fees is not related directly to the amount of expenses incurred by the Distributor in connection with providing distribution services. The Fund will not be obligated to reimburse the Distributor for those expenses.

SECTION 6.  AGREEMENTS BY THE DISTRIBUTOR

         Payments to broker-dealers, depository institutions and other financial intermediaries for the purposes set forth in Section 1 hereof are subject to the terms and conditions of the written agreements between the Distributor and each broker-dealer, depository institution or other financial intermediary. These agreements will be in a form satisfactory to the Trust's Board of Trustees (the "Board").

SECTION 7.  REVIEW AND RECORDS

         (a) The Distributor will prepare and furnish to the Board, and the Board will review, at least quarterly, written reports complying with the requirements of Rule 12b-1 setting forth all amounts expended hereunder and identifying the amounts paid to agents upon issuance of the Shares.

         (b) The Trust shall preserve copies of the Plan, each agreement related to the Plan and each report prepared and furnished pursuant to this Section in accordance with Rule 12b-1.

SECTION 8.  EFFECTIVENESS, DURATION, AMENDMENTS AND TERMINATION

         (a) This Plan will become effective on the date hereof and, with respect to any Fund created subsequent to the date hereof, on the date the Board adopts this Plan with respect to that Fund.

         (b) This Plan will remain in effect with respect to each Fund for a period of one year from the date of its effectiveness, unless earlier terminated in accordance with its terms and shall continue in effect thereafter, provided that such continuance is specifically approved at least annually by a majority of the Board, including a majority of those Trustees of the Trust who are not interested persons of the Trust and have no direct or indirect financial


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interest  in the  operation  of this Plan or any  agreements  related to it (the
"Rule 12b-1 Trustees"), pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of the Plan.

         (c) The Plan may be amended with respect to a Fund at any time with the approval of the Board, provided that (i) any material amendments to the terms of the Plan will become effective only upon approval by a majority of the Board, including a majority of the Rule 12b-1 Trustees, pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of the Plan, and (ii) any amendment to increase materially the amount expended with respect to a Fund pursuant to the Plan will be effective as to the Fund only upon the additional approval by a vote of a majority of the outstanding voting securities of such Fund. For purposes of this Section 8, an amendment to any Distribution Agreement providing for an increase in the distribution services fees with respect to a Fund attributable to the Shares will be deemed an amendment to the Plan which increases materially the amount which may be spent by that Fund pursuant to the Plan.

         (d) The Plan may be terminated without penalty at any time with respect to a Fund by (i) a vote of a majority of the Rule 12b-1 Trustees or (ii) by a vote of a majority of the outstanding voting securities of the Fund. This Plan may remain in effect for the Shares of any particular Fund even if the Plan has been terminated for Shares of one or more other Funds.

SECTION 9.  SELECTION OF RULE 12b-1 TRUSTEES

         While the Plan is in effect, the selection and nomination of the Rule 12b-1 Trustees will be committed to the discretion of the Rule 12b-1 Trustees.

SECTION 10.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

         The Trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the Funds under the Plan.

SECTION 11.  MISCELLANEOUS

         (a) The terms "majority of the outstanding voting securities" and "interested person" shall have the meanings ascribed thereto in the Act.

         (b) If any provision of the Plan shall be held invalid by a court decision, statute, rule or otherwise, the remainder of the Plan shall not be affected thereby.

         (c) Section headings in this Plan are included for convenience only and are not to be used to construe or interpret the Plan.





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                             NORWEST ADVANTAGE FUNDS
                                DISTRIBUTION PLAN
                                    A Shares

                                 October 5, 1998


                                   APPENDIX A

                                 Shares of Funds


                 Fund                                            Class of Shares
           Large Company Growth Fund                                  A Shares
           Growth Balanced Fund                                       A Shares
           Diversified Small Cap Fund                                 A Shares